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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the use of our report dated March 20, 1998, on the financial statements of Patterson Broadcasting, Inc. and subsidiaries, included in or made part of this Form 8-K/A. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.




                                       ARTHUR ANDERSEN LLP



Dallas, Texas
   April 13, 1998